UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 21, 2009
Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 Broadway (31st Floor), New York, NY	10271

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 655-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 8.01 OTHER EVENTS
As reported on a Current Report on Form 8-K of Tower Group, Inc. (“Tower”) dated June 22, 2009, on June 21, 2009, Tower entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Tower, Tower S.F. Merger Corporation, a wholly owned subsidiary of Tower, and Specialty Underwriters’ Alliance, Inc.
On June 23, 2009 at 10:00 a.m. Eastern Time, Tower will begin presentations to and conversations with investors with respect to the Merger Agreement. Tower is filing as Exhibit 99.3 to this Form 8-K/A materials being used in connection with such presentations to and conversations with investors.
ITEM 9.01 EXHIBIT INDEX
(d)
Exhibit 99.3 Investor presentation slides to be used in connection with investor presentations
ADDITIONAL INFORMATION AND WHERE TO FIND IT
Investors will be able to obtain all relevant documents filed by Tower with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website www.sec.gov or, from Tower directly at 120 Broadway (31st Floor), New York, NY 10271, (212) 655-2000; email: info@twrgrp.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2009

Tower Group, Inc.
/s/ Francis M. Colalucci
FRANCIS M. COLALUCCI
Senior Vice President & Chief Financial Officer

Exhibit Index
Exhibit 99.3 Investor presentation slides to be used in connection with investor presentations